CONSENT OF INDEPENDENT AUDITORS



To the Trustees and Shareholders of
Evergreen Select Money Market Trust

We consent to the use of our report dated August 6, 1999 for the SNAP Fund, a portfolio of Evergreen Select Money Market Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT ACCOUNTANTS" in the Statement of Additional Information.


                                             /s/ KPMG LLP

                                             KPMG LLP


Boston, Massachusetts
October 28, 1999